Exhibit 99.1

Steel Partners Holdings L.P. Announces Reverse/Forward Unit Split

NEW YORK, NY—December 14, 2023—Steel Partners Holdings L.P. (NYSE: SPLP), a Delaware limited partnership (the “Company” or “Steel Partners”), announced today that it will effect a 1-for-12,500 reverse unit split (“Reverse Unit Split”) of its common units, no par value (the “Company Common Units”), followed immediately by a 12,500-for-1 forward unit split of the Company Common Units (the “Forward Unit Split,” and, together with the Reverse Unit Split, the “Reverse/Forward Unit Split”). The Reverse Unit Split is expected to become effective as of 5:00 p.m. Eastern Time on January 8, 2024, and immediately thereafter, the Forward Unit Split is expected to become effective as of 5:01 p.m. Eastern Time on January 8, 2024 (as it may be extended, the “Effective Date”). The Company Common Units will continue to trade on The New York Stock Exchange (“NYSE”) under the existing symbol “SPLP” and is expected to begin trading on a split-adjusted basis when the market opens on January 9, 2024. The Company Common Units will be assigned a new CUSIP number following the Reverse/Forward Unit Split. Certain holders of the Company’s Common Units who are employees will have their Company Common Units excluded from the Reverse/Forward Unit Split. The Company reserves the right to abandon the Reverse/Forward Unit Split at any time prior to the Effective Date. If the Company extends the Effective Date to a later date, the Company will disclose such extension via press release and/or a current report on Form 8-K prior to the Effective Date.

No fractional units will be issued in connection with the Reverse/Forward Unit Split. Instead, the Company will pay cash (without interest) to any unitholder who would be entitled to receive a fractional unit as a result of the Reverse/Forward Unit Split. Unitholders who hold fewer than 12,500 units immediately prior to the Reverse Unit Split will be paid in cash (without interest) an amount equal to such number of Company Common Units held multiplied by volume-weighted average price for the ten consecutive trading days immediately preceding the effective date of the Reverse/Forward Unit Split.

The Company’s transfer agent, Equiniti Trust Company, LLC, will serve as exchange and paying agent for the Reverse/Forward Unit Split. Registered unitholders holding pre-split Company Common Units electronically in book-entry form are not required to take any action to receive post-split units. Unitholders owning Common Units via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse/Forward Unit Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse/Forward Unit Split.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. The Company identifies these forward-looking statements by using words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions. These forward-looking statements are only predictions based upon the Company’s current expectations and projections about future events, and are based on information currently available to the Company and are subject to risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2023 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, risk factors detailed from time to time in filings the Company makes with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2022 and subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K. Any forward-looking statement made in this press release speaks only as of the date hereof, and investors should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Investor Relations Contact

Jennifer Golembeske

212-520-2300

jgolembeske@steelpartners.com